Exhibit 1.1

WARREN RESOURCES, INC.

9,500,000 Shares of Common Stock*

UNDERWRITING AGREEMENT

December 16, 2004

KeyBanc Capital Markets, a division of
  McDonald Investments Inc.
Jefferies & Company, Inc.
Sanders Morris Harris
As Representatives of the several Underwriters
c/o McDonald Investments Inc.
  McDonald Investment Center
  800 Superior Avenue
  Cleveland, Ohio 44114

Ladies and Gentlemen:

          Warren Resources, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell 9,500,000 shares of its common stock, par value $.0001 per share (the “Common Stock”), which are authorized but unissued, to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”). In addition, for the sole purpose of covering over-allotments in connection with the sale of the Common Stock, the Company also proposes to grant the Underwriters an option to purchase up to an additional 1,425,000 shares of Common Stock (the “Optional Securities”). The Common Stock and the Optional Securities are hereinafter collectively referred to as the “Securities.” The Company hereby confirms the agreement concerning the purchase of the Securities from the Company by the Underwriters.

1.	Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)	The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-118535) covering the registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), including the preliminary prospectus relating to the Securities. Such

     * Plus an option to purchase up to 1,425,000 additional shares of Common Stock to cover over-allotments.

registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated or deemed incorporated by reference therein, at the time it became effective, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall be deemed to include the Rule 462(b) Registration Statement. Any preliminary prospectus, included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the Securities Act Regulations before a prospectus in final form is filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations is herein called a “Preliminary Prospectus.” The final prospectus, including the documents incorporated or deemed incorporated by reference therein, in the form first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to and include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

          All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be.

(b)	Each of the Registration Statement and any Rule 462(b) Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been initiated or are pending or, to the Company’s knowledge, are contemplated by the Commission.

(c)	The Preliminary Prospectus and the Registration Statement comply, and the Prospectus and any further amendments or supplements thereto will comply, in all material respects, with the Securities Act and the Securities Act Regulations. The Registration Statement, as amended and supplemented by the Prospectus, and any post-effective amendment thereto, do not and will not contain, as of the applicable effective date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date, and any supplements to the

Prospectus, as of the applicable filing date and on each Delivery Date, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any post-effective amendment thereto or the Prospectus or any supplement thereto made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information in the letter referred to in Section 6(f). There are no contracts or other documents required to be described in the Prospectus or filed as exhibits to the Registration Statement that have not been described or filed as required.

(d)	The Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the EDGAR system, except to the extent permitted by Regulation S-T.

(e)	The Company has been duly formed and is validly existing and in good standing as a corporation under the Maryland General Corporation Law (the “Maryland Act”), with the requisite power and authority to own and lease its properties and conduct its business as described in the Prospectus. The Company is duly qualified to do business as a foreign company in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties, prospects or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(f)	The Company does not own or control, directly or indirectly, any corporation, association or other entity other than those listed in Exhibit 21 to the Registration Statement (each, a “Subsidiary” and collectively, the “Subsidiaries”). All of the outstanding shares of capital stock and member interests, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or indirectly through subsidiaries, free and clear of all liens, encumbrances, equities or claims.

(g)	Each Subsidiary of the Company has been duly incorporated or formed, as applicable, and is validly existing and in good standing (except with respect to general partnerships) as a corporation, limited liability corporation, limited partnership or general partnership, as applicable, under the laws of the jurisdiction of its incorporation or formation, as applicable, with the requisite power and authority (corporate, limited partnership or general partnership, as applicable) to own and lease its properties and conduct its business as described in the Prospectus. Each Subsidiary is duly qualified to do business as a foreign corporation, limited liability corporation, limited partnership or general partnership, as applicable, in good standing (except with respect to general partnerships) in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(h)	This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(i)	The duly authorized, issued and outstanding capitalization of the Company is as set forth under “Capitalization” in the Prospectus as of the date set forth therein; all of the issued and outstanding capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, are free of any preemptive rights, rights of first refusal or similar rights, were issued and sold in compliance with the applicable Federal and state securities laws and conform in all material respects to the description thereof in the Prospectus; except as described in the Prospectus as of the date set forth therein, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company.

(j)	The Common Stock of the Company conforms in substance in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus; the Common Stock to be sold by the Company has been duly authorized and (i) when issued and delivered against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable and (ii) will conform to the description thereof contained in the Prospectus. All corporate action required to be taken for the issuance of the Common Stock by the Company has been validly taken. No preemptive rights of security holders of the Company exist with respect to the issuance and sale of the Common Stock by the Company pursuant hereto. The certificates for the Common Stock of the Company will be in due and legal form under Maryland law.

(k)	Other than as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any shares of Common Stock or any other securities of the Company owned or to be owned by such person or to require the Company to include such Common Stock or other securities in the Registration Statement. To the extent any person has such registration or offer similar rights, such rights have been waived with respect to the registration of securities in connection with the Registration Statement.

(l)	No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, except such as has been obtained or made under the Securities Act and as may be required by state securities or “blue sky” laws.

(m)	The issuance and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the charter, by-laws, partnership agreement, code of regulations, operating agreement or similar organizational documents of the Company or any of the Subsidiaries, as applicable, (ii) any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, or (iii) any statute, law, order, rule or regulation of any governmental agency or body or any court applicable to the Company or any of the Subsidiaries or any of their property, assets or operations, except, with respect to clause (ii), for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(n)	None of the Company nor any of the Subsidiaries is in violation of its charter, by-laws, partnership agreement, operating agreement or similar organizational documents, as applicable, or in default (or, with the giving of notice or lapse of time or both, would be in default) under any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(o)	The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them, including, without limitation, all oil and gas producing properties, and good and marketable title to all other property owned by them, including, without limitation, all assets and facilities used by them in the production and marketing of oil and gas, in each case free from mortgages, pledges, liens, security interests, claims, restrictions, encumbrances and defects of any kind, except as (i) are described in the Prospectus or (ii) such would not, individually or in the aggregate, materially affect the value of such property or materially interfere with the use made or to be made of such property by them. All of the leases and subleases material to the business of the Company and the Subsidiaries, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, including, without limitation, all oil and gas producing properties of the Company and the Subsidiaries and all assets and facilities used by the Company and the Subsidiaries in the production and marketing of oil and gas, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any such leases or subleases, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased property under any such lease or sublease.

(p)	The Company and the Subsidiaries possess adequate certificates, permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state or local governmental or regulatory agencies or bodies necessary to conduct the business now operated by them except for such Governmental Licenses, the failure of which to obtain or make could not reasonably be expected to, individually or in the aggregate have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses except for such failures to be in compliance which could not reasonably be expected to, individually or in the aggregate have a Material Adverse Effect; all of the Governmental Licenses are valid in full force and effect; and neither the Company nor any of its Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(q)	Except as disclosed in the Prospectus, there are no legal or governmental actions, suits, arbitrations or other proceedings pending as to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject that, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to individually or in the aggregate, have a Material Adverse Effect or could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated. No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent.

(r)	The Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(s)	The information set forth in the Registration Statement and the Prospectus relating to oil and gas reserves, oil and gas wells and any other oil and gas related information required to be disclosed in such Registration Statement and Prospectus pursuant to the Securities Act and the Securities Act Regulations has been prepared by the Company in accordance with methods generally applied in the oil and gas industry and conforms, in all material respects, to the requirements of the Securities Act and the Securities Act Regulations.

(t)	The participation, joint development, joint operating, farm-out and other agreements relating to rights of the Company and its Subsidiaries with respect to the ownership, lease or operation of oil and gas properties or the exploration for development of, or production of oil and gas reserves thereon, constitute valid and binding agreements of the Company and its Subsidiaries that are parties thereto and, to the best knowledge of the Company, of the other parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(u)	Neither the Company nor any of the Subsidiaries is in violation of any federal, state or local statute, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, of any governmental agency or body or any court relating to the pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface, or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”). The Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their material requirements except to the extent that failure to so comply or to hold such permits, authorizations or approvals could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. There are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries. To the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws.

(v)	Each of the Company and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and the Subsidiaries are eligible to participate. No such plan has or has incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”). No lien in favor of any such plan has arisen under Section 302(f) of ERISA or Section 412(n) of the Code. Each such plan is in compliance, in all material respects, with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither the Company nor any of the Subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(w)	The Company and the Subsidiaries have filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for taxes being contested in good faith for which reserves in accordance with generally accepted accounting principles have been provided. No tax deficiency has been asserted against the Company or any of the Subsidiaries which has had, nor does the Company know of any tax deficiency that is likely to be asserted against the Company or any of the Subsidiaries which, if determined adversely to the Company or any of the Subsidiaries, would have, a Material Adverse Effect. All tax liabilities are adequately provided for on the books of the Company.

(x)	The Company and each of the Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for their respective businesses and, to the Company’s knowledge, consistent with insurance coverage maintained by similar companies in similar businesses.

(y)	The Company and each of the Subsidiaries are in compliance in all respects with all applicable provisions of the Occupational Safety and Health Act of 1970, as amended, including all applicable regulations thereunder, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.

(z)	None of the Subsidiaries is currently restricted, directly or indirectly, from (i) paying any dividends or distributions to the Company, (ii) repaying to the Company any loans or advances to such Subsidiary from the Company or (iii) transferring any property or assets to the Company or any other Subsidiary of the Company.

(aa)	The consolidated financial statements and supporting schedules of the Company filed with the Commission and included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates indicated and the consolidated statements of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated subsidiaries for the periods specified, in each case for the respective periods to which they apply, in each case in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise indicated in the notes thereto) and in accordance with Regulation S-X promulgated by the Commission. No other financial statements or supporting schedules are required to be included in the Registration Statement. The summary and selected historical financial data of the Company included in the Registration Statement and the Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with that of the consolidated interim or audited financial statements of the Company included in the Registration Statement and the Prospectus. The other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its Subsidiaries and present fairly, in all material respects, the information shown thereby. The Company and its consolidated Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus.

(bb)	Neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its business material to the Company and the Subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any (i) material change in the capital stock of the Company or the Subsidiaries, (ii) material increase in the aggregate in the consolidated short-term or long-term debt of the Company, (iii) material adverse change, nor any development or event involving a prospective material adverse change, on the condition (financial or otherwise), business, properties, prospects or results of operations of the Company and the Subsidiaries (iv) any transaction that is material to the Company and the Subsidiaries contemplated or entered into by the Company or any of the Subsidiaries, (v) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and its Subsidiaries taken as a whole or (vi) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock otherwise than as set forth or contemplated in the Registration Statement and the Prospectus.

(cc)	Grant Thornton LLP, as of December 31, 2003 and during the periods covered by the financial statements and supporting schedules of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus on which they reported are independent public accountants as required by the Securities Act and the Securities Act Regulations.

(dd)	Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)	The Company has established and maintains disclosure controls and procedures (as such term is defined in the Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”)).

Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its consolidated subsidiaries, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and such disclosure controls and procedures are effective to perform the functions for which they were established. Except as disclosed in the Prospectus, there has not been any change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Since the most recent evaluation of the Company’s internal control over financial reporting, the Company’s independent public accountants and the audit committee of the board of directors of the Company have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(ff)	The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(gg)	Williamson Petroleum Consultants, whose report is referenced in the Registration Statement and the Prospectus, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its Subsidiaries; and the information underlying the estimates of reserves of the Company and its Subsidiaries which was supplied by the Company to Williamson Petroleum Consultants for purposes of auditing the reserve reports and estimates of the Company and its Subsidiaries, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening spot market product price fluctuations described in the Registration Statement and the Prospectus, the Company is not aware of any facts or circumstances that would result in an adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement and the Prospectus, that could result in a material adverse effect; estimates of such reserves and present values as described in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

(hh)	The Company’s class of common stock has been registered under Section 12(g) of the Exchange Act, and the Securities have been authorized for trading on the Nasdaq National Market (the “Nasdaq”).

(ii)	Neither the Company nor any of its subsidiaries, officers or directors has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities in order to facilitate the sale or resale of the Securities or otherwise.

(jj)	The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

2.	Sale, Purchase and Delivery of Securities.

(a)	On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company hereby agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of shares of Common Stock set forth opposite such Underwriter’s name in Schedule A hereto, at a purchase price per share of $6.975, and (ii) in the event and to the extent that the Underwriters shall exercise their election to purchase Optional Securities as provided below, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price per share set forth in clause (i) of this Section 2(a), the number of Optional Securities (to be adjusted by the Representatives to eliminate fractional shares) that bears the same proportion to the total number of Optional Securities to be purchased as the Common Stock as set forth opposite such Underwriter’s name in Schedule A hereto bears to the total number of shares of Common Stock.

(b)	The Company hereby grants to the Underwriters the right to purchase, severally and not jointly, at their election up to 1,425,000 Optional Securities, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering any over-allotments in connection with the sale and distribution of the Common Stock. Any such election to purchase Optional Securities may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Delivery Date (as defined below) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

(c)	The several Underwriters propose to offer the Common Stock for sale upon the terms and conditions set forth in the Prospectus.

(d)	The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least two full business days’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriters, through the facilities of the Depository Trust Company (“DTC”), for the accounts of such Underwriters, against payment by or on behalf of such Underwriters of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to McDonald Investments Inc. at least two full business days’ in advance. The Company will cause the certificates representing the Securities to be made available for checking and packaging at least one full business day prior to the Delivery Date (as defined below) with respect thereto at a location in New York, New York as may be designated by you or at the office of DTC or its designated custodian. The date of such delivery and payment shall be, with respect to the Common Stock, December 22, 2004 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Securities, or such date as the Representatives and the Company may agree upon in writing. Such date for delivery of the Common Stock is herein called the “First Delivery Date,” such date for delivery of the Optional Securities, if not the First Delivery Date, is herein called an “Optional Delivery Date,” and each such time and date for delivery is herein called a “Delivery Date.”

(e)	Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition to the obligations of the Underwriters hereunder.

3.	Certain Agreements of the Company. The Company agrees with each of the Underwriters:

(a)	To furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as requested by the Representatives for the distribution of the Securities, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Securities).

(b)	If, after the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Securities may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective.

(c)	To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act Regulations; during the period beginning on the date hereof and ending on the date, which in the opinion of counsel for the Underwriters, a prospectus is no longer required by law to be delivered in connection with the offering and sales of the Securities, to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly, and in any event within the time periods specified, all reports and any definitive proxy or information statements required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(d)	No later than 12:00 p.m., New York City time, on the second business day succeeding the date of this Agreement, and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required by law, rule or regulation to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(e)	To make generally available to its securityholders within the required time periods after the effective date of the Registration Statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with the provisions of Section 11(a) of the Securities Act and the Securities Act Regulations (including, at the option of the Company, Rule 158 under the Securities Act).

(f)	During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, except as provided hereunder, not to, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition of) any shares of Common Stock or any securities that are substantially similar to the Common Stock or securities convertible into or exchangeable for Common Stock or any securities that are substantially similar to the Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or any securities that are substantially similar to Common Stock or securities convertible into or exchangeable for Common Stock or any securities that are substantially similar to Common Stock, or publicly announce the intention to do any of the foregoing (other than pursuant to employee equity compensation plans existing on the date of this Agreement (including the 2000 Equity Incentive Plan for Employees of Warren E&P, Inc, the 2001 Stock Incentive Plan and the 2001 Key Employee Stock Incentive Plan), or the exercise of any options or warrants disclosed as outstanding in the Registration Statement and the Prospectus), without the prior written consent of McDonald Investments Inc., provided, however, that, notwithstanding the foregoing, if (i) during the last 17 days of the 180 day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 180 day restricted period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 180 day period, the restrictions imposed in this Section 3(e) shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(g)	During a period of five years from the effective date of the Registration Statement, to deliver or make available to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, the NASD or any national securities exchange on which any class of securities of the Company is listed.

(h)	To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(i)	To use its best efforts to list, subject to official notice of issuance, the Securities on the Nasdaq prior to the First Delivery Date and, for so long as the Company remains a reporting company under the Exchange Act, to use its best efforts to maintain such listing or a listing on the Nasdaq SmallCap Market, the American Stock Exchange or New York Stock Exchange, or any similar national exchange or quotation system for at least five years from the First Delivery Date.

(j)	To engage and maintain, at its expense, a registrar and transfer agent for the Securities.

(k)	Not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay any person any compensation for soliciting any order to purchase any other securities of the Company.

(l)	To cause each 1% or greater stockholder, officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Schedule B hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus, without the prior written consent of the Representatives on behalf of the Underwriters;

(m)	If at any time during the 45-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Representatives, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representatives advising the Company to the effect set forth above, to forthwith prepare, consult with the Representatives concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event.

(n)	To comply with all of the provisions of any undertakings in the Registration Statement.

4.	Expenses. The Company will pay or cause to be paid: (a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing of a reasonable number of each of this Agreement, any underwriting and selling group documents, a Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (c) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(a) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (d) all fees and expenses in connection with listing the Securities on the Nasdaq; (e) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (f) the cost of preparing share certificates; (g) the cost and charges of any transfer agent or registrar; and (h) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

5.	Conditions of the Obligation of the Underwriters. The obligations of the several Underwriters hereunder shall be subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:

(a)	The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act Regulations and in accordance with Section 3(c) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(b)	The Underwriters shall not have discovered and disclosed to the Company prior to or on such Delivery Date that the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto contains any untrue statement of fact that, in the opinion of counsel for the Underwriters, is material or omits to state a fact that, in the opinion of counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)	Patton Boggs, counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that:

(i)	The Company has been duly formed and is validly existing and in good standing as a corporation with the State Department of Assessments and Taxation of Maryland, with the requisite power and authority to own and lease its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign company in good standing in each jurisdiction and as of the dates listed on Exhibit A attached to such opinion (in rendering such opinion such counsel may state that its opinion that the Company is qualified to do business is based solely upon certificates provided by agencies of those states and is limited to the meaning ascribed to such certificates by each applicable state agency).

(ii)	Each Subsidiary of the Company has been duly incorporated or formed, as applicable, and is validly existing and in good standing as a corporation, limited liability corporation, limited partnership or general partnership, as applicable, under the laws of the jurisdiction of its incorporation or formation, as applicable, with the requisite power and authority (corporate, limited partnership or general partnership, as applicable) to own and lease its properties and conduct its business as described in the Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation, limited liability corporation, limited partnership or general partnership, as applicable, in good standing (except with respect to general partnerships) in each jurisdiction and as of the dates listed on Exhibit B attached to such opinion (in rendering such opinion such counsel may state that its opinion that the Company is qualified to do business is based solely upon certificates provided by agencies of those states and is limited to the meaning ascribed to such certificates by each applicable state agency) except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such assets to the Company or to any other Subsidiary.

(iii)	The Company’s authorized shares of Common Stock are as set forth in the Prospectus. All of the outstanding shares of capital stock, limited partner interests or general partner interests, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or indirectly through Subsidiaries, to such counsel’s knowledge, free and clear of all liens, encumbrances, equities or claims and are free of any statutory preemptive rights or similar rights and, to such counsel’s knowledge, contractual pre-emptive rights; all of the shares of capital stock conform in all material respects to the descriptions thereof contained in the Prospectus; and, except as described in the Prospectus, to such counsel’s knowledge, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligation into or exchange any Capital Stock or other ownership interests in the Company or any security convertible or exchangeable or exercisable for Capital Stock or other ownership interests in the Company.

(iv)	This Agreement has been duly authorized, executed and delivered by the Company.

(v)	The Securities have been duly authorized by the Company and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims. The issuance and sale of the Securities will not be subject to any preemptive or similar rights and the Securities will conform to the description thereof in the Prospectus.

(vi)	The Registration Statement has been declared effective by the Commission under the Securities Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been initiated or are pending or are contemplated or threatened by the Commission; and the Registration Statement and the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus (expect in each case as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Securities Act Regulations.

(vii)	Other than as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any shares of Common Stock or any other securities of the Company owned or to be owned by such person or to require the Company to include such Common Stock or other securities in the

Registration Statement. To the extent any person has such registration or other similar rights, such rights have been waived with respect to registration of securities in connection with the Registration Statement.

(viii)	There are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Prospectus which have not been so filed, summarized or described, and all such summaries and descriptions fairly and accurately set forth the material provisions of such contracts and documents.

(ix)	No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, except such as has been obtained or made under the Securities Act and as may be required by state securities or “blue sky” laws.

(x)	The issuance and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) the charter, by-laws, partnership agreement, , operating agreement or similar organizational documents of the Company or any of the Subsidiaries, as applicable, (B) any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument known to such counsel, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, or (C) any statute, law, order, rule or regulation of any governmental agency or body or any court applicable to the Company or any of the Subsidiaries or any of their property, assets or operations, except, with respect to clause (B), for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(xi)	To the best of such counsel’s knowledge, none of the Company nor any of the Subsidiaries is in violation of its charter, by-laws, partnership agreement, code of regulations, operating agreement or similar organizational documents, as applicable, or in default (or, with the giving of notice or lapse of time or both, would be in default) under any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the

Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(xii)	There are no actions, suits, proceedings, inquiries or investigations pending or, to the best of such counsel’s knowledge, threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, in law or in equity, before or by any federal, state, local or foreign governmental or regulatory court, commission, board, body, authority, arbitration panel or agency which are required to be described in the Prospectus but are not so described.

(xiii)	To the best of such counsel’s knowledge, each of the Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(xiv)	The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined under the Investment Company Act.

(xv)	The statements contained in (i) the Prospectus under the captions, “Business—Regulations,” “Business—Legal Proceedings,” “Description of Capital Stock,” and “Shares Eligible For Future Sale” and (ii) in Item 15 of the Registration Statement, insofar as such statements purport to summarize legal matters or provisions of the documents referred to therein, present, in all material respects, accurate and fair summaries of such legal matters and provisions.

          Such counsel shall state that, although such counsel has not independently verified, is not passing upon, and does not assume any responsibility for, the accuracy or completeness (except as and to the extent set forth in paragraph xv above) of the information contained in the Registration Statement and the Prospectus, they have participated in the preparation of the Registration Statement and the Prospectus; from time to time, such counsel has had discussions with officers, directors and employees of the Company, with representatives of Grant Thornton LLP, the independent accountants who examined the financial statements of the Company contained in the Registration Statement and the Prospectus, with representatives of the Underwriters and with counsel to the Underwriters; and nothing has come to such counsel’s attention which would lead them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, schedules or other financial data contained in the Registration Statement) or that the Prospectus, as of its date or at the First Delivery Date or the Optional Delivery Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, schedules or other financial data contained in the Prospectus).

          In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws of any jurisdiction other than the States of New York and Maryland or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Delivery Date or the Optional Delivery Date, as the case may be, shall be in form and substance satisfactory to the Representatives, shall expressly state that the Representatives may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are reasonably satisfactory to counsel for the Underwriters and (ii) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(d)	Jones Day, counsel for the Underwriters, shall have furnished to the Representatives their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representatives.

(e)	The Underwriters shall have received, on each of the date hereof and each Delivery Date, a letter dated the date hereof or such Delivery Date, as the case may be, in form and substance satisfactory to the Representatives, from Grant Thornton LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained in and incorporated by reference in the Registration Statement and the Prospectus, provided that the letter delivered on the First Delivery Date shall use a “cut-off date” not earlier than the date hereof.

(f)	The Company will, on each Delivery Date, deliver to the Underwriters a certificate of its Chief Executive Officer and Chief Financial Officer, to the effect that:

(i)	The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the date thereof, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Delivery Date;

(ii)	No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, threatened under the Securities Act;

(iii)	When the Registration Statement became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth; and

(iv)	Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any material adverse change, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the equity securities or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the equity securities of the Company or any Subsidiary, or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a material adverse effect.

(g)	(i) Neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business, otherwise than as set forth or contemplated in the Prospectus and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock of the Company or the Subsidiaries or the consolidated short-term or long-term debt of the Company or any change, or any development or event involving a prospective change, on the condition (financial or otherwise), business, properties, prospects or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(h)	On or after the date hereof, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(i)	On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq, (iii) a general moratorium on commercial banking activities declared by United States federal or New York or Ohio state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j)	The Representatives shall have received from each executive officer and director of the Company an executed lock-up letter agreement substantially to the effect set forth in the form attached hereto as Schedule B.

(k)	The Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          All opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Underwriters.

6.	Indemnification and Contribution.

(a)	The Company shall indemnify and hold harmless each Underwriter, its affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information set forth in the letter referred to in Section 6(e); and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement contained in this Section 6(a) with respect to any Preliminary Prospectus to the extent that such loss, claim, damage, liability or action of such Underwriter results from the fact such Underwriter sold Securities to a person as to whom it shall be established that such sale was an initial resale by such Underwriter and there was not sent or given to such person, if required by law to have been so sent or given, at or prior to the written confirmation of such sale to such person, a copy of the Prospectus, if the Company had previously furnished copies thereof pursuant to Section 3(c) and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was (i) identified to such Underwriter prior to the furnishing to such Underwriter of the corrected Prospectus and (ii) corrected in the Prospectus.

(b)	Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Prospectus or any such amendment or supplement made in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for inclusion therein, which information consists solely of the information set forth in the letter referred to in Section 6(e), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c)	Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the following sentence, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. After notice from the indemnifying party to the indemnified party of the indemnifying party’s election to assume the defense of such action, the indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) if the named parties in any such action include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there is an actual or potential conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel to assume the defense of such action within a reasonable time after notice of commencement thereof, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel in addition to any counsel). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)	If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)	Prior to the First Delivery Date, the Underwriters shall deliver a letter to the Company identifying the statements furnished by them in writing expressly for inclusion in the Registration Statement, any Preliminary Prospectus and the Prospectus. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for inclusion in the Registration Statement, any Preliminary Prospectus and the Prospectus are the statements to be contained in such letter.

7.	Default of One or More of the Several Underwriters. If, on any Delivery Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of shares of Common Stock set forth opposite their respective names on Schedule A bears to the aggregate number of Common Stock set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on any Delivery Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within forty-eight hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6 and Section 9 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Delivery Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

          As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 7. Any action taken under this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

8.	Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Common Stock or the Optional Securities, respectively, if, prior to that time, any of the events described in Sections 5(h), (i) or (j) shall have occurred or if the Underwriters shall decline to purchase such Securities for any reason permitted under this Agreement. In such case, the Company shall have no liability hereunder except as provided by Sections 4, 6 and 9 hereof.

9.	Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason under this Agreement other than a breach by the Underwriters of their representations herein or obligations hereunder or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 8 but excluding the failure of any of the conditions herein to be satisfied as a result of a breach by the

Underwriters of their representations herein), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand, the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 7 hereof by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

10.	Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)	If to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to KeyBanc Capital Markets, KeyBanc Tower, 127 Public Square, Cleveland, OH 44114, Attention: Daniel Stolzer; and

     with a copy (which shall not constitute notice) to Jones Day, 901 Lakeside Avenue, Cleveland, OH 44114, Attention: Christopher M. Kelly, Esq. (Facsimile: 216-579-0212; Telephone: 216-586-3939);

(b)	if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to it at 489 Fifth Avenue, 32nd Floor, New York, NY 10017, Attention: Mr. Norman F. Swanton;

     with a copy (which shall not constitute notice) to Patton Boggs, 1660 Lincoln Street, Suite 1600, Denver, CO 80264, Attention: Alan Talesnick (Facsimile: 303-894-9239; Telephone: 303-894-6378).

          Any notice of a change of address or facsimile transmission number must be given by the Company or the Underwriters, as the case maybe, in writing at least three days in advance of such change.

11.	Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and directors of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (b) the representations and warranties of the Underwriters in this Agreement and the indemnity agreement of the Underwriters contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of directors and officers of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

12.	Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

13.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

14.	Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

15.	Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

               If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, WARREN RESOURCES, INC.
By:	/s/ Norman Swanton
	Name:	Norman Swanton
	Title:	President

Accepted and agreed by:

KeyBanc Capital Markets, a division of
  McDonald Investments Inc.
Jefferies & Company, Inc.
Sanders Morris Harris, Inc.

Acting as Representatives of the
several Underwriters named in
attached Schedule A

McDonald Investments Inc.

By:	/s/ David Gruber

Name: David L. Gruber
Title: Managing Director

SCHEDULE A

Number of
Common Stock to
be
Underwriters	Purchased
KeyBanc Capital Markets, a division of McDonald Investments Inc.	5,016,000
Jefferies & Company, Inc.	2,280,000
Sanders Morris Harris, Inc.	1,824,000
A.G. Edwards & Sons, Inc.	190,000
Legg Mason Wood Walker, Incorporated	190,000

Total	9,500,000

A-1

SCHEDULE B

FORM OF LOCK-UP LETTER AGREEMENT

_________, 2004

KeyBanc Capital Markets, a division of
  McDonald Investments Inc.
Jefferies & Company, Inc.
Sanders Morris Harris
As Representatives of the several Underwriters
c/o McDonald Investments Inc.
  McDonald Investment Center
  800 Superior Avenue
  Cleveland, Ohio 44114

Ladies and Gentlemen:

          The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”), on behalf of the several Underwriters to be named in Schedule A to such agreement (collectively, the “Underwriters”), with Warren Resources, Inc., a Maryland corporation (the “Company”) providing for a public offering (the “Offering”) of shares of its common stock, par value $.0001 per share (the “Common Stock”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that the Company, you and the other Underwriters will proceed with the Offering in reliance of this Lock-Up Letter Agreement.

          In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of McDonald Investments Inc. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date of execution of this Lock-Up Letter Agreement and continuing through the close of trading on the date 180 days after the date of the Prospectus (the “Lock-Up Period”).

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          Notwithstanding the foregoing, (1) during the last 17 days of the initial Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless McDonald Investments Inc. waives, in writing, such extension.

          The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by McDonald Investments Inc. to the Company and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

          The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock held by the undersigned except in compliance with the foregoing restrictions.

          With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933 of any shares of Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

          If for any reason the Underwriting Agreement is terminated prior to the First Delivery Date (as defined in the Underwriting Agreement) pursuant to the provisions thereof, then the agreements set forth herein shall likewise be terminated.

          This Lock-Up Letter Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Very truly yours,

By:

Name:
Title:

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